UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2013

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition

On February 8, 2013 American Axle & Manufacturing Holdings, Inc., (the “Company” or “AAM”) issued a press release regarding AAM's financial results for the three and twelve months ended December 31, 2012. A copy of this press release is furnished as Exhibit 99.1.

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure

AAM's 2013 Outlook:

•
AAM expects full year sales in 2013 to be approximately $3.2 billion. This sales projection is based on the anticipated launch schedule of programs in AAM's new and incremental business backlog and the assumption that the U.S. Seasonally Adjusted Annual Rate of sales ("SAAR") increases from approximately 14.4 million vehicle units in 2012 to approximately 15.0 million vehicle units in 2013.

•	AAM expects to generate earnings before interest expense, income taxes and depreciation and amortization (EBITDA) as a percentage of sales in the range of 13.0% - 13.5% in 2013.

•	AAM expects to generate EBITDA as a percentage of sales in the range of 11.0% to 12.0% in the first half of 2013.

•	AAM expects full year net capital spending to approximate 7.0% of sales in 2013.

◦	We define net capital spending as capital expenditures net of proceeds from the the sale of property, plant and equipment and the sale-leaseback of equipment.

•	AAM expects to generate positive free cash flow in 2013.

◦
We define free cash flow as net cash provided by (used in) operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment and the sale-leaseback of equipment.  For purposes of calculating free cash flow, AAM excludes the impact of purchase buyouts of leased equipment, if any.

AAM's 2015 Target:

•
AAM is targeting full year sales to exceed $4.0 billion and over $500 million of EBITDA in 2015.  This sales and EBITDA projection is based on the anticipated launch schedule of programs in AAM's new and incremental business backlog and the assumption that the U.S. SAAR is approximately 15.0 million vehicle units in 2015.

Cautionary Statements
In this earnings release and form 8-K, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: global economic conditions, including the impact of the debt crisis in the Euro-zone; reduced purchases of our products by GM, Chrysler or other customers; reduced demand for our customers' products (particularly light trucks and SUVs produced by GM and Chrysler); our ability or our customers' and suppliers' ability to successfully launch new product programs on a timely basis; our ability to realize the expected revenues from our new and incremental business backlog; our ability to respond to changes in technology, increased competition or pricing pressures; supply shortages or price increases in raw materials, utilities or other operating supplies for us or our customers as a result of natural disasters or otherwise; liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party; our ability to achieve the level of cost reductions required to sustain global cost competitiveness; our ability to attract new customers and programs for new products; price volatility in, or reduced availability of, fuel; our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; our ability to maintain satisfactory labor relations and avoid work stoppages; our suppliers', our customers' and their suppliers' ability to maintain satisfactory labor relations and avoid work stoppages; risks inherent in our international operations (including adverse changes in political stability, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations); availability of financing for working capital, capital expenditures, R&D or other general corporate purposes, including our ability to comply with financial covenants; our customers' and suppliers' availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; adverse changes in laws, government regulations or market conditions affecting our products or our customers' products (such as the Corporate Average Fuel Economy (“CAFE”) regulations); changes in liabilities arising from pension and other postretirement benefit obligations; our ability to attract and retain key associates; risks of noncompliance with environmental laws and regulations or risks of environmental issues that could result in unforeseen costs at our facilities; our ability or our customers' and suppliers' ability to comply with the Dodd-Frank Act and other regulatory requirements and the potential costs of such compliance; our ability to consummate and integrate acquisitions and joint ventures; other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated	February 8, 2013

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date:	February 8, 2013	By:	/s/ Michael K. Simonte
Michael K. Simonte
Executive Vice President & Chief Financial Officer (also in the capacity of Chief Accounting Officer)

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